         As filed with the Securities and Exchange Commission on August 11, 2004
                                                      Registration No. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             SS&C TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                      DELAWARE                              06-1169696
   (State or Other Jurisdiction of Incorporation or      (I.R.S. Employer
                    Organization)                       Identification No.)

   80 LAMBERTON ROAD, WINDSOR, CONNECTICUT                   06095
   (Address of Principal Executive Offices)                (Zip Code)

                   1996 DIRECTOR STOCK OPTION PLAN, AS AMENDED
                            (Full Title of the Plan)

                           STEPHEN V.R. WHITMAN, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             SS&C TECHNOLOGIES, INC.
                                80 LAMBERTON ROAD
                           WINDSOR, CONNECTICUT 06095
                     (Name and Address of Agent For Service)
                                 (860) 298-4500
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

                                          Proposed          Proposed
   Title of                               Maximum            Maximum
Securities to be    Amount to be     Offering Price Per     Aggregate         Amount of
  Registered        Registered (1)         Share          Offering Price   Registration Fee
----------------   --------------    ------------------   --------------   ----------------
Common
Stock, $0.01
par value per
share              225,000 shares        $19.265(2)        $4,334,625(2)        $550

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market on August 6, 2004.

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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      ITEM 1. PLAN INFORMATION.

      The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

      ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

      (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

      (c) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission on May 3, 1996, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

      ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

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      ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The legality of the Common Stock being offered hereby will be passed upon for the Registrant by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. James R. Burke, a partner of Wilmer Cutler Pickering Hale and Dorr LLP, serves as Assistant Secretary of the Registrant.

      ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination of liability of directors for breaches of fiduciary duty.

      Article NINTH of the Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. In the event the Registrant does not assume the defense of an action in accordance with the Certificate of Incorporation, expenses shall be advanced to a director or officer at his request prior to the final disposition of the matter, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

      Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met and must be made if the director or officer was successful, on the merits or otherwise, in defense of the matter. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought, and the Registrant has the right to participate in such action or assume the defense thereof.

      Article NINTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation

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Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

      Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      The Registrant has directors and officers liability insurance for the benefit of its directors and officers.

      ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

      ITEM 8. EXHIBITS.

      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

      ITEM 9. UNDERTAKINGS.

      1. Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 10th day of August, 2004.

                         SS&C TECHNOLOGIES, INC.

                         By: /s/ William C. Stone
                             --------------------------------------------------
                             William C. Stone
                             President, Chief Executive Officer and Chairman of
                              the Board

                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of SS&C Technologies, Inc., hereby severally constitute and appoint William C. Stone, Patrick J. Pedonti and Stephen V.R. Whitman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SS&C Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                        TITLE                      DATE
      ---------                        -----                      ----

/s/ William C. Stone         President, Chief Executive      August 10, 2004
-------------------------    Officer and Chairman of the
William C. Stone             Board (Principal executive
                             officer)

/s/ Patrick J. Pedonti       Senior Vice President and       August 10, 2004
-------------------------    Chief Financial Officer
Patrick J. Pedonti           (Principal financial and
                             accounting officer)

/s/ David W. Clark, Jr.      Director                        August 10, 2004
-------------------------
David W. Clark, Jr.

/s/ Joseph H. Fisher         Director                        August 10, 2004
-------------------------
Joseph H. Fisher

/s/ Albert L. Lord           Director                        August 10, 2004
-------------------------
Albert L. Lord

/s/ Patrick J. McDonnell     Director                        August 10, 2004
-------------------------
Patrick J. McDonnell

/s/ Jonathan M. Schofield    Director                        August 10, 2004
-------------------------
Jonathan M. Schofield

-------------------------    Director
James L. Sullivan

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                                INDEX TO EXHIBITS

Number                                    Description

4.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended, is incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999 (File No. 000-28430)

4.2 Second Amended and Restated By-Laws of the Registrant is incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 (File No. 000-28430)

4.3 Warrant, dated March 29, 2002, made by the registrant in favor of Conseco, Inc., is incorporated herein by reference to Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 000-28430)

5 Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1                    Consent of Wilmer Cutler Pickering Hale and Dorr LLP
                        (included in Exhibit 5)

23.2                    Consent of PricewaterhouseCoopers LLP

 24 Power of Attorney (included on the signature pages of this Registration Statement)

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